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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the shelf Registration Statement on Form S-3 and related Prospectus of Aradigm Corporation for the registration of $50,000,000 of its common stock and to the incorporation by reference therein of our report dated February 18, 2000 with respect to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
October 18, 2000